REAL PROPERTY MANAGEMENT AGREEMENT

THIS REAL PROPERTY MANAGEMENT AGREEMENT (“Agreement”) is effective as of the10th day of July, 2009, by and between Hartman Short Term Income Properties XX, Inc., a Maryland corporation (“Company”), and Hartman Income REIT Management, LLC., a Delaware limited liability company (“Manager”).

ARTICLE I
AGENCY; TERM

A.           Appointment/Acceptance.  Company hereby appoints Manager, and Manager hereby accepts appointment, on the terms and conditions hereinafter provided, as exclusive managing and leasing agent for all properties acquired by Company.  All properties acquired by Company which from time to time are subject to this Agreement are hereinafter referred to collectively as the “Properties” and individually as the “Property.”

B.           Term.  Subject to IV below, the term of this Agreement (the "Term") shall be a period of one (1) year from the date first set forth above and thereafter shall be automatically extended on an annual basis unless terminated in writing by either Company or Manager at least thirty (30) days prior to the expiration of the Term or extension thereof; provided however in the event of misconduct, negligence or malfeasance by the Manager, Company may terminate the Agreement upon 30 days’ prior written notice.  If Company materially breaches Company’s obligations under the Agreement and such breach remains uncured for a period of ten days after written notification of such breach, manager may terminate the Agreement.

ARTICLE II
MANAGER’S DUTIES

A.           Property Management.

1.           Power and Authority.  Manager shall have, and is hereby granted, full power and authority to exercise all functions and perform all duties in connection with the operation and management of the Properties, subject to the right retained by Company to supervise the activities of Manager pursuant to this Agreement.  The power and authority of Manager shall include but not be limited to:

a.           Investigating, hiring, paying, supervising and discharging all personnel necessary or desirable, in Manager’s good faith judgment, to be employed in connection with the maintenance and operation of the Properties.  Compensation for the service of all such employees and the cost of worker’s compensation insurance and any benefits with respect to such employees shall be an operating expense of the Properties.  Manager, on behalf of Company, may employ affiliated persons or entities of Manager or Company (hereinafter “Affiliates”) as long as such employment is at rates that do not exceed commercially reasonable rates that would be paid to an unaffiliated person or entity for similar services, supplies, materials or other such dealings.  Manager is authorized to engage, on behalf of and at the expense of Company, professional persons (such as lawyers and accountants) and consultants (such as tax and energy consultants) to render services for the Properties.

b.           Maintaining business-like relations with tenants.

c.           Using good faith efforts to lease vacant space in the Properties and renew existing leases with tenants in accordance with the current rental schedule from time to time submitted by Manager and approved by Company (or in the absence of such current rental schedule approved by Company, at rents reasonably determined by Manager taking into consideration market factors then prevailing) and on such other terms and conditions as Manager in its sole discretion shall determine.  Manager shall execute leases and rental agreements with tenants and agreements with concessionaires in Manager’s name as agent for Company on such terms and conditions as Manager, in its sole discretion, shall determine.  Manager shall have the right to reduce the rental rate by an amount up to ten percent (10%) of the rental rate stipulated on the then current rental schedule approved by Company (if any) if, in Manager’s sole discretion, such reduction is necessary to expedite rental of such space under the competitive rental and economic conditions then prevailing.

d.           Collecting all monthly rentals and other charges due from tenants, all rents and other charges due from concessionaires, users of parking spaces and from users or lessees of other facilities in the Properties.  Company hereby authorizes and directs Manager to request, demand, collect, receive and receipt for any and all charges or rents which may at any time be or become due to Company, and to take such legal action as necessary to evict tenants delinquent in payment of monthly rent and to take such legal action as necessary to collect any rentals owing from tenants.

e.           Causing the buildings, appurtenances and grounds on the Properties to be maintained according to customary industry standards including, but not limited to, landscaping, interior and exterior cleaning, painting and decorating, plumbing, steam fitting, carpentry and other normal maintenance and repair work or any extraordinary maintenance and repair work deemed necessary or desirable by Manager, in Manager’s good faith judgment.

f.           Making contracts for water, electricity, gas, fuel, oil, telephone, pest control, trash removal, insurance, landscaping, cleaning, window washing, maintenance, repairs and other necessary services as Manager shall deem necessary or desirable, in Manager’s good faith judgment.  Additionally, Manager shall place purchase orders for such equipment, tools, appliances, materials and supplies as are necessary or desirable, in Manager’s good faith judgment, to properly maintain the Properties.  All such contracts and orders may at Manager’s choice be made in either the name of Manager or in the name of Company and shall be on such terms and conditions as Manager deems advisable.  Manager shall use good faith efforts to have such contracts provide that Manager (or Company, as applicable) can terminate on thirty (30) days notice.

g.           Taking such action as may be necessary or desirable, in Manager’s good faith judgment, to comply with any orders or requirements affecting the Properties issued by federal, state, county or municipal authority having jurisdiction over the Properties.  Manager shall promptly notify Company of the receipt and contents of any such governmental orders or requirements.

h.           Causing to be disbursed or paid, from the monies collected from the operation of the Properties and such other monies as may or shall be advanced by Company to Manager:  (1) salaries and any other compensation or fees due and payable to Manager and employees of the Properties in connection with the management of the Properties and the cost of workers’ compensation insurance with respect to such employees; (2) payments required to be made to the holders of any mortgages affecting the Properties; (3) current amounts due for premium charges under contracts of insurance for fire and other hazard insurance premiums and amounts due for ad valorem taxes or other assessments on the Properties; (4) sums otherwise due and payable in connection with the operation and management of the Properties, including but not limited to, utility bills, service bills, supply bills license fees and payroll taxes; (5) repair expenses, capital improvement costs and other sums retained for such reserves as Manager deems necessary or desirable, in Manager’s good faith judgment,  for the prudent management and operation of the Properties; and (6) the balance of funds, if any, shall be paid monthly to Company.  Unless otherwise agreed to in writing by Manager and Company, such payments and disbursements shall be made by Manager in any order it may determine.

i.           Verifying bills for real estate and personal property taxes, improvement assessments and other like charges which are or may become liens against any portion of the Premises and recommended payment or appeal as its best judgment may decide.  Manager shall not make any payments on account of any ground lease, mortgage, deed of trust or other security instrument, if any, affecting any Premises unless such payments are included in the Approved Operating Budget or otherwise approved by Owner.

j.           Manager will remain directly involved in any subcontracted property management activities including, leasing decisions, budgeting, tenant relations (especially national tenant relations), vendor relations (especially national vendor relations), selection and provision of professional services and their providers (i.e., accounting, legal and banking services), and general property-level problem solving.

k.           To the extent Manager directly performs on-site management, it will hire, direct and establish policies for employees who will have direct responsibility for such property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel. For any properties for which the on-site management is subcontracted, Manager has the right to and will approve all on-site personnel of such subcontractor and establish policies for such properties’ operations.

l.           Manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity. Manager will continuously consider alternatives to provide the most efficient property management services for Company.

Company at all times shall have the right to supervise Manager in its performance of any or all of these activities.  Company shall have the right, if it so elects, to direct Manager in the conduct of any of these activities.  Absent any such direction from Company, Manager shall be entitled to perform its duties hereunder in accordance with its own good faith judgment.

2.           Agency; Payments.  Except for the employment, supervision and discharge of personnel in connection with the maintenance and operation of the Properties, who shall be employees of Manager and not of Company (although all costs with respect to such employees shall, to the extent allocable to the Properties, be deemed costs of the Properties), all action taken by Manager pursuant to the provisions of this Agreement shall be done as agent of Company and obligations or expenses incurred thereunder shall be for the account, on behalf and at the expense of Company, but any such actions may be taken or made either in Company’s name or Manager’s name.  Any payments to be made by Manager hereunder shall be made out of such monies as are available from rentals and other collections from the Properties and such other monies as may be provided by Company.  In the event anticipated disbursements for Properties expenses and Company management shall in any month be in excess of the anticipated revenues, Company agrees to advance sufficient funds to meet the obligations (including all costs with respect to the employees of the Properties described in II(A)(1)(a) hereof, including Affiliates, the Management Fee, reimbursement of expenses described in III(A) hereof, and fees and reimbursements due Manager for post-Exchange services described in III(B) hereof) within five (5) days after Manager’s request.  Manager shall not be obligated to make any advance to or for the account of Company or to pay any sum contemplated by this Agreement except out of funds held by Manager on behalf of Company or out of funds provided by Company to Manager, nor shall Manager be obligated to incur any liability of or for the account of Company without assurance or proof from Company that the necessary funds for the discharge thereof will be provided promptly.

3.           Bank Account.  Manager shall establish and maintain, in a manner to indicate the custodial nature thereof, with a bank, whose deposits are insured by the Federal Deposit Insurance Corporation, a separate bank account as agent of Company for the deposit of rentals and collections from the Properties, which shall not be commingled by Manager with funds from other projects or other funds of Manager or its Affiliates.  Manager has authority to draw thereon (a) for any payments to be made by Manager pursuant to the terms of this Agreement, (b) to discharge any liabilities or obligations incurred pursuant to this Agreement, (c) for the payment of the Management Fee described in III(A) hereof and the various expense reimbursements due Manager hereunder, and (d) for the payment of the fees and reimbursements due Manager for post-Exchange services described in III(B) hereof.

4.           Budget.  Manager shall prepare and submit to Owner a proposed operating budget (the "Operating Budget"), capital budget (the "Capital Budget"), marketing program and leasing guidelines (the "Marketing Program") for the Premises for the management, leasing and operation of the Premises for the forthcoming calendar year (or in the case of the first calendar year in which the Term commences, the remainder of such year if it is not a full calendar year) in a format approved by Owner. Manager shall also complete and deliver to Owner a written review of its performance for the then current calendar year at the same time (the "Performance Review") it delivers the budgets and programs as contemplated in this Section 5.3. The scope and substance of the Performance Review will be agreed to by the Manager and the Owner prior to the delivery of the first review. The first such budgets, program and guidelines shall be submitted to Owner within forty-five (45) days after the date of this Agreement and in the future subsequent proposed budgets, program and guidelines shall be delivered to Owner no later than October 15 of each calendar year. By October 15 of each calendar year, Manager will submit to Owner (i) a summary of the actual (through September 30) and projected (for the full year) results of management and operation of the Premises for such calendar year and (ii) a Performance Review for the then-current calendar year.

The leasing guidelines shall include the following:

a)            the minimum rental rate to be charged for office, and, if applicable, storage, antenna, retail and parking and the minimum and maximum term which may be provided in each category of space to be leased in the Premises;

b)            the maximum leasing concessions or inducements (on a per square foot basis) which may provided with respect to the Premises;

c)            a list of currently vacant space in the Premises; and

d)            a list of space which will become available for lease in the Premises during the applicable calendar year.

Owner will consider the proposed budgets, program and guidelines and then will consult with Manager within forty-five (45) days after they are submitted in order to agree on an "Approved Operating Budget", an "Approved Capital Budget", and "Approved Marketing Programs". Owner and Manager will use good faith efforts to agree on the foregoing within such forty-five (45) day period. Additionally, if Owner identifies any operating or performance deficiencies that are within reasonable control of Manager after reviewing the Performance Review, Owner shall give Manager written notice of such deficiencies prior to the end of this forty-five (45) day period. Manager shall then have the later of 30 days, or such time as is reasonably necessary, to cure the deficiencies identified in such notice. If such deficiencies are not corrected with this time period, Owner shall give Manager a second notice of its desire to terminate this Agreement pursuant to Section 12.2. If Manager does not cure such deficiencies within thirty (30) days after this second notice, and provide Owner written notice (and when applicable, evidence) that such deficiencies have been cured, this Agreement may be terminated by Owner pursuant to Section 12.2.

No less frequently than quarterly, Manager shall during each calendar year review the Approved Operating Budget, Approved Capital Budget, and Approved Marketing Program, and compare the same to year-to-date activity to determine whether revisions are needed. Any such needed revisions will be submitted to Owner for its approval.

Manager agrees to use diligence and to employ all reasonable efforts to ensure that the actual costs'(net of amounts, if any, recovered from third parties) of maintaining, leasing and operating the Premises shall not exceed the approved budgets pertaining thereto.

5.           Discretion.  Manager shall have and is hereby granted sole and complete discretion to exercise the powers and functions granted herein and Manager shall not be required to consult with Company or obtain Company’s approval before taking any action permitted hereunder; provided, however, except in cases of emergency, Manager shall not incur any obligation in excess of $10,000.00 without the consent of Company.  The approval by Company of a Budget shall be deemed the consent of Company to the expenses indicated on such Budget.  For these purposes, an “emergency” shall be deemed to exist if in the good faith judgment of Manager, prompt maintenance or repairs are needed in order to prevent death, bodily injury or material property damage.  Owner expressly withholds from Manager any power of authority to make any structural change to the Premises or to make any other major alterations or additions in or to the Premises or equipment therein without the prior written direction of Owner.

6.           Records.  Manager shall maintain, or cause to be maintained, books of account of all receipts and disbursements from the management of the Properties.  Manager shall provide monthly statements to Company containing occupancy information and collection and disbursement reports.  Manager shall allow Company’s accountant or other representatives to review the books and records of the Properties during reasonable business hours.  If the Company appointees discover either weaknesses in internal control or errors in record keeping, Manager shall correct such discrepancies either upon discovery or within a reasonable period of time thereafter. Manager shall inform Owner in writing of the action taken to correct such audit discrepancies. Any and all such audits conducted either by Owner's employees or appointees will be at the sole expense of Owner, unless such audit (i) indicates fraud or gross neglect by Manager in its record keeping, or (ii) discloses an error on the part of Manager which affects Owner adversely and is equal to or greater than 2% of the greater of gross expenses or gross receipts of the Property for the period audited, and in the case of (i) or (ii) above, Manager shall bear the reasonable cost of the applicable audit. Manager also shall provide Company with an annual report for the Properties containing information about occupancy and receipts and disbursements for the immediately preceding calendar year.  If requested by Owner, all reporting, record keeping, internal controls and like matters by Manager shall comply with the Sarbanes-Oxley Act.

7.           Relationship.  Manager shall at all times be the independent contractor of Owner and not the employee or agent of Owner.  Manager shall have no right or power to contract with third parties for, on behalf of, or in the name of Owner or otherwise to bind Owner.  Except as expressly provided herein to the contrary, Owner agrees to be responsible for and shall reimburse Manager for all costs, expenses and disbursements reasonably and properly incurred by Manager in accordance with the provisions of this Agreement in providing management, leasing and operational services hereunder.

ARTICLE III
COMPENSATION OF MANAGER

A.           Property Management.

1.           Management Fee.  (a) In the case of retail centers, warehouse buildings, industrial properties and flex properties, Company shall pay to Manager a management fee equal to five percent (5%) of the Effective Gross Revenues (as hereinafter defined) monthly, within ten (10) days after the end of each calendar month, based upon the Effective Gross Revenues during said calendar month.

(b)         In the case of office buildings of 100,000 square feet or more in size and gross annual revenues of $1,000,000 or more, Company shall pay to Manager a management fee equal to three percent (3%) of the Effective Gross Revenues monthly, within ten (10) days after the end of each calendar month, based upon the Effective Gross Revenues during said calendar month.

(c)         In the case of office buildings either having less than 100,000 square feet in size or gross annual revenues of $1,000,000, Company shall pay to Manager a management fee equal to four percent (4%) of the Effective Gross Revenues monthly, within ten (10) days after the end of each calendar month, based upon the Effective Gross Revenues during said calendar month

(d)         For purposes of this Agreement, “Effective Gross Revenues” shall mean all payments actually collected from tenants and occupants of the Properties, exclusive of (a) security and deposits (unless and until such deposits have been applied to the payment of current or past due rent) and (b) payments received from tenants in reimbursement of expenses of repairing damage caused by tenants.

2.           Leasing Fee.  In the event that the Company contracts directly with a third-party property manager in respect of a Property, Company shall pay to Manager a leasing fee (the “Leasing Fee”) in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property.

3.           Oversight Fee.  Company shall pay Manager an oversight fee equal to 1% of the gross revenues of the Property managed.  In no event will Company pay both a property management fee and an oversight fee to Manager with respect to any particular property.

4.           Reimbursement of Expenses.  Company, within fifteen (15) days of a request by Manager, shall reimburse Manager for all reasonable and necessary expenses incurred or monies advanced by Manager in connection with the management and operation of the Properties.  However, Manager shall not be reimbursed for its overhead, including the salaries and expenses of employees relating to the management of the Properties except as expressly provided in II(A)(1)(a) hereof.  Manager shall have no obligation to advance any of its own funds for the management of the Properties.

5.           Construction Oversight Fee.   In the event that Manager assists a tenant with tenant improvements, a separate construction management fee may be charged to the tenant and paid by the tenant. This fee will not exceed 8% of the cost of the tenant improvements.

B.           Miscellaneous.  The fees and reimbursements set forth in III are cumulative; and the obligations of Company pursuant to III shall survive the termination of this Agreement.

C.           Subcontracting.  Manager may subcontract some on-site property management duties to other management companies with experience in the applicable markets. These on-site property management firms will be authorized to lease Company’s properties consistent with the leasing guidelines promulgated by Manager.  Manager will closely supervise any subcontracted, on-site property managers. Manager also will be responsible for paying such subcontractors’ fees and expenses.  Company will have no obligation to make any payments to the subcontractors, unless Company and Manager otherwise agree in writing.

ARTICLE IV
TERMINATION

A.           Termination.  Notwithstanding anything herein to the contrary, but subject to V(B) below, (a) Manager shall have the right to terminate this Agreement at any time upon sixty (60) days prior written notice to Company with respect to the Properties in the event that Hartman is removed as the general partner of Company except in connection with the Exchange; and (b) Company shall have the right to terminate this Agreement upon sixty (60) days prior written notice to Manager in its entirety or as to a specific Property or Properties with the mutual consent of Company and Manager.

B.           Default.  Notwithstanding anything herein to the contrary, either party shall have the right (without limitation of its other rights and remedies) to terminate this Agreement in the event of a default by the other party if such default is not cured within ten (10) days after written notice is given to the other party (provided that if such default cannot reasonably be cured within such ten (10) day period, the cure period shall be extended as may reasonably be required provided that the party obligated to cure such default endeavors with diligence to do so).  Additionally, Company shall have the right (without limitation of its other rights and remedies) to immediately terminate this Agreement at any time upon written notice to Manager in the event of Manager’s fraud, gross malfeasance, gross negligence or willful misconduct.

C.           Termination Payments.  Upon termination in whole or as to any Properties, Company and Manager shall immediately account to each other with respect to all matters outstanding and all sums owing each other as of the effective date of termination.  Manager shall be entitled to retain copies of such books and records pertaining to such Properties as Manager deems appropriate, provided Manager shall bear the cost of such photocopying.

ARTICLE V
INSURANCE; INDEMNIFICATION OF MANAGER

A.           Insurance.  Except as otherwise agreed in writing between the parties hereto, Manager shall maintain (subject to reimbursement as an expense of the Properties) adequate workman’s compensation insurance covering all personnel employed by Manager and working at or engaged in the operation of the Properties, all risk casualty insurance, and public liability insurance for the Properties with a broad form comprehensive general liability endorsement, in such amounts as Manager may deem appropriate.  Any and all other insurance maintained for the Properties shall be the sole responsibility of Company.  Each party shall provide the other with copies of all insurance policies maintained by such party with respect to the Properties.

B.           Indemnification.  Manager shall have no liability to Company or Company for any loss suffered by Company or Company which arises out of any action or inaction of Manager if Manager, in good faith, determined that such course of conduct was in the best interest of Company or Company and such course of conduct did not constitute gross negligence or willful misconduct of Manager.  Company and Company, jointly and severally, shall indemnify Manager against all claims, actions, damages, losses, judgments, liabilities, costs and expenses (including attorneys’ fees) and amounts paid in settlement of any claims sustained by Manager in connection with the management of the Properties and the management services provided pursuant to this Agreement, provided that the same were not the result of gross negligence or willful misconduct on the part of Manager (collectively, “Unauthorized Acts”).  Manager shall indemnify Company and Company against all claims, actions, damages, losses, judgments, liabilities, costs and expenses (including attorneys’ fees) and amounts paid in settlement of any claims sustained by Company or Company arising out of or in connection with Unauthorized Acts.  Indemnities herein contained shall not apply to any claim with respect to which the indemnified party is covered by insurance, provided that the foregoing exclusion does not invalidate the indemnified party’s insurance coverage.  The indemnification provisions set forth herein shall survive termination of this Agreement.

C.           Waiver.  Notwithstanding anything herein to the contrary, each party hereby waives any claim against the other to the extent recoverable by insurance carried or required to be carried by the claimant hereunder.

ARTICLE VI
MISCELLANEOUS

A.           Binding Obligation; Assignment.  This Agreement shall inure to the benefit of and constitute a binding obligation upon the parties hereto and their respective successors and assigns.  Subject to VI(G), no party may assign its rights or delegate its duties hereunder without the prior written consent of the other party, such consent not to be unreasonably withheld.

B.           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein, and shall not be changed, modified or amended, except by an instrument in writing after this date signed by both of the parties hereto with the same formalities as the execution of this Agreement.

C.           Relief.  Company and Manager each shall be entitled to injunctive and other equitable relief to enforce the provisions of this Agreement.

D.           Competitive Activities.  Manager (and any Affiliate) may acquire, own, promote, develop, operate and manage real property (or any one or more of the foregoing) on its own behalf or on behalf of any other person or entity.  Manager (and any Affiliate), notwithstanding the existence of this Agreement, may engage in any activity it so chooses, whether such activity is competitive with the Properties or Company or otherwise, without having or incurring any obligation to offer any interest in such activities to Company.  Neither this Agreement nor any activity undertaken pursuant hereto shall prevent Manager (and any Affiliate) from engaging in such activities or require Manager (and any Affiliate) to permit Company to participate in such activities, and, as a material part of the consideration for Manager’s execution hereof, Company hereby waives, relinquishes and reserves any such right or claim of participation.

E.           Time Obligation.  Manager shall not be required to spend all of its time in the performance of its duties hereunder, but, rather, shall spend such time as it deems reasonably necessary for the business-like management of the Properties.

F.           Notices.  Notices or other communications required or permitted to be given hereunder shall be deemed duly made or given, as the case may be, if in writing, signed by or on behalf of the person making or giving the same, and shall be deemed completed upon the first to occur of receipt or two (2) days after deposit in the United States mail, first class, postage prepaid, addressed to the person or persons to whom such offer, acceptance, election, approval, consent, certification, request, waiver, or notice is to be made or given, at their respective addresses:

If to Company:                                 Hartman Short Term Income Properties XX, Inc.
2909 Hillcroft
Suite 420
Houston, Texas  77057
Attention:  Allen R. Hartman

If to Manager:                                  Hartman Income REIT Management, LLC.
2909 Hillcroft
Suite 420
Houston, Texas  77057
Attention:  Allen R. Hartman

or, in any case, at such other address as shall have been set forth in a notice sent pursuant to the provisions of this paragraph.

G.           Consents; Approval.  Wherever in this Agreement the consent or approval of a party is required, such consent or approval shall not be withheld unreasonably (except as expressly set forth herein to the contrary) and shall be deemed to have been given if the party whose consent or approval is requested does not notify in writing the party requesting such consent or approval otherwise within ten (10) days after receipt of a written request for such consent or approval.

H.           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one instrument.

I.           Situs.  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflict of laws provisions thereof.

J.           Headings.  Article and section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and shall not be construed in any way to define, limit, extend or describe the scope of any of the provisions hereof.

K.           Definitions.  The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.  The singular shall include the plural, and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

L.           Severability; Invalidity.  Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

M.           Additional Instruments, Acts.  Each of the parties hereto shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the provisions hereof.

N.           Time.  Time is of the essence with respect to the dates set forth in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Real Property Management Agreement as of the date first above written pursuant to due authority.

PROPERTY MANAGER

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
a Maryland corporation

By:
Allen R. Hartman, President

COMPANY

HARTMAN INCOME REIT MANAGEMENT, LLC
A Delaware limited liability company

By:
Allen R. Hartman, Manager